UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA  94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Other Events

On November 9, 2010, Geeknet, Inc. (the "Company") filed a Certificate of Amendment of its Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 per share, at a reverse split ratio of one-for-ten, reduce the total number of shares of common stock that the Company is authorized to issue to 25,000,000 and reduce the total number of shares of preferred stock that the Company is authorized to issue to 1,000,000 (the “Reverse Stock Split”), effective as of 5:00 p.m. Eastern Time on Tuesday, November 9, 2010 (the “Effective Time”).  As previously disclosed on the Form 8-K filed with the SEC on October 18, 2010, at a special meeting of the stockholders held on October 14, 2010, the Company received stockholder approval of the proposal authorizing the Board of Directors to effect the Reverse Stock Split.

The common stock will commence trading on The NASDAQ Global Market on a split-adjusted basis as of the opening of trading on Wednesday, November 10, 2010. The common stock will continue to trade under the ticker symbol “GKNT”, although the letter “D” will be temporarily appended to the ticker symbol for twenty trading days following the reverse split.  After twenty trading days, the symbol will revert back to GKNT.  Following the Reverse Stock Split, the total number of shares of Common Stock outstanding will be reduced to approximately 6.2 million shares. Additionally, the Reverse Stock Split will affect the conversion ratio for all instruments convertible into shares of the Company’s Common Stock including outstanding stock options and rights to purchase restricted shares that were issued and outstanding immediately prior to the Effective Time.

Any fraction of a share of common stock that would otherwise have resulted from the reverse split will be converted into the right to receive cash payment from the Company for such fractional shares, in an amount to be determined by multiplying (x) the fractional amount of the share of common stock by (y) an amount equal to the closing sales price of the common stock as reported on the NASDAQ Global Market on November 9, 2010.

Additional information about the reverse stock split is available in the Company’s first amendment to the definitive proxy statement filed with the Securities and Exchange Commission on September 24, 2010.

A copy of the Certificate of Amendment of the Company's Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company.

99.1	Press Release of the Company dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date:  November 9, 2010